 EXHIBIT 32: Rule 13a-14(b) Certifications

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Ubrandit.com.

A signed original of this written statement required by Section 906 has been provided to Ubrandit.com and will be retained by Ubrandit.com and furnished to the Securities and Exchange Commission or its staff upon request.

April 16, 2007

   /s/ Zhonghao Su

     Zhonghao Su (Chief Executive Officer)

April 16, 2007

   /s/ Wen Leng

     Wen Leng (Chief Financial Officer)